Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD FOURTH QUARTER RESULTS

RECORD BASIC EPS OF $0.32 PER SHARE, UP 23.1%
RECORD 111.5% INCREASE IN NEW HOME ORDERS
RECORD RESIDENTIAL UNITS REVENUE AND GROSS PROFIT
RECORD BACKLOG $346.8 MILLION
25.0% ENDING COMMUNITY GROWTH YEAR OVER YEAR

PLANO, Texas, March 3, 2020 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2019.

Results for the Fourth Quarter Ended December 31, 2019:

•
For the quarter ended December 31, 2019, basic net income attributable to Green Brick per common share (“EPS”), total revenue, residential units revenue, gross profit, and homes under construction all reflect a record for any quarter, as detailed below.

•	EPS for the three months ended December 31, 2019 was $0.32, a 23.1% increase compared to the quarterly earnings of $0.26 for the three months ended December 31, 2018.

•
For the three months ended December 31, 2019, total revenue was $230.1 million, an increase of 24.3% compared to $185.1 million for the three months ended December 31, 2018; gross profit was $48.7 million, an increase of 11.1% compared to $43.8 million for the three months ended December 31, 2018; and net income attributable to Green Brick was $15.9 million, an increase of 19.2% compared to $13.4 million for the three months ended December 31, 2018.

•
Residential units revenue for the three months ended December 31, 2019 was $223.3 million, an increase of 29.8% compared to $172.0 million for the three months ended December 31, 2018. Land and lots revenue for the three months ended December 31, 2019 was $6.9 million, a decrease of 47.8% compared to $13.1 million for the three months ended December 31, 2018.

•	The dollar value of backlog units as of December 31, 2019 was $346.8 million, an increase of 31.2% compared to $264.3 million as of December 31, 2018.

•	Average active selling communities increased from 76 communities for the quarter ended December 31, 2018 to 90 communities for the quarter ended December 31, 2019, an increase of 18.4%.

•	Homes under construction increased to 1,297 as of December 31, 2019, a 15.1% increase compared to 1,127 as of December 31, 2018.

Results for the Twelve Months Ended December 31, 2019:

•	EPS for the twelve months ended December 31, 2019 was $1.16, an increase of 13.7% compared to $1.02 for the twelve months ended December 31, 2018.

•
For the twelve months ended December 31, 2019, total revenue was $791.7 million, an increase of 26.9% compared to $623.6 million for the twelve months ended December 31, 2018; gross profit was $169.1 million, an increase of 9.6%, compared to $154.2 million for the twelve months ended December 31, 2018; and net income attributable to Green Brick was $58.7 million, an increase of 13.6% compared to $51.6 million for the twelve months ended December 31, 2018.

•
Residential units revenue for the twelve months ended December 31, 2019 was $759.8 million, a record for any twelve-month period and an increase of 31.3% compared to $578.9 million for the twelve months ended December 31, 2018. Land and lots revenue for the twelve months ended December 31, 2019 was $31.8 million, a decrease of 28.9% compared to $44.8 million for the twelve months ended December 31, 2018.

“Our future continues to be bright as we ended 2019 with yet another record-breaking quarter. We are exceedingly proud to report record highs in total revenues, gross profit, EPS, and the number of net new home orders in our history. We surpassed our goal of active selling communities as of year end as ending selling communities grew by 27% over just the past two quarters. Combined with our Q4 absorption rate increase of 78% year over year, we sold more homes than ever with net new home orders more than doubling with a year over year increase of 111%,” said Jim Brickman, CEO of Green Brick Partners, Inc.

“Entering 2020 with such a strong foundation of excellence has placed us in a position primed for continued success, including the largest backlog to date. We continue to approach Green Brick’s future with enthusiasm and optimism but also conservative financial leverage. We look forward to improving upon the record-setting results we saw this past quarter and 2019.”

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter ended December 31, 2019 at 12:00 p.m. Eastern Time on Wednesday, March 4, 2020. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 2798239. A replay of the call will be available from approximately 3:30 p.m. Eastern Time on March 4, 2020 through 11:59 p.m. Eastern Time on March 11, 2020. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 2798239.

Reconciliation of Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In addition, this press release contains our debt to total capitalization ratio which is calculated as the sum of borrowings on lines of credit and the senior unsecured notes, net of debt issuance costs, divided by the total Green Brick Partners, Inc. stockholders’ equity.

Reclassifications:
Beginning in the first quarter of 2019, the Company reclassified its sales commission expenses from cost of residential units to selling, general and administrative expense in the consolidated statements of income in order to be more comparable with a majority of its peers. There was no impact to net income from the reclassification in any period. Following this reclassification, the Company’s adjusted homebuilding gross margin was 22.7% and 22.4% for the three and twelve months ended December 31, 2019, respectively. Sales commission expenses represented 4.5% and 4.2% of the residential units revenue for the three and twelve months ended December 31, 2019, respectively.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Residential units revenue	$223,270	$171,990	$759,830	$578,893
Land and lots revenue	6,852	13,130	31,830	44,754
Total revenues	230,122	185,120	791,660	623,647
Cost of residential units	176,221	130,380	597,884	433,279
Cost of land and lots	5,191	10,911	24,694	36,166
Total cost of revenues	181,412	141,291	622,578	469,445
Total gross profit	48,710	43,829	169,082	154,202
Selling, general and administrative expense	27,555	22,912	98,659	80,702
Change in fair value of contingent consideration	3,157	1,693	4,906	1,693
Equity in income of unconsolidated entities	2,244	725	9,809	7,259
Other income, net	2,340	774	9,003	2,605
Income before income taxes	22,582	20,723	84,329	81,671
Income tax expense	5,034	3,795	20,027	17,136
Net income	17,548	16,928	64,302	64,535
Less: Net income attributable to noncontrolling interests	1,628	3,574	5,646	12,912
Net income attributable to Green Brick Partners, Inc.	$15,920	$13,354	$58,656	$51,623

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.32	$0.26	$1.16	$1.02
Diluted	$0.31	$0.26	$1.16	$1.02
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,429	50,678	50,530	50,652
Diluted	50,619	50,723	50,636	50,751

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Cash	$33,269	$38,315
Restricted cash	4,416	3,440
Receivables	4,720	4,842
Inventory	753,567	668,961
Investments in unconsolidated entities	30,294	20,269
Right-of-use assets - operating leases	3,462	—
Property and equipment, net	4,309	4,690
Earnest money deposits	14,686	16,793
Deferred income tax assets, net	15,262	16,499
Intangible assets, net	707	856
Goodwill	680	680
Other assets	10,167	8,681
Total assets	$875,539	$784,026
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$30,044	$26,091
Accrued expenses	24,656	29,201
Customer and builder deposits	23,954	31,978
Lease liabilities - operating leases	3,564	—
Borrowings on lines of credit, net	164,642	200,386
Senior unsecured notes, net	73,406	—
Contingent consideration	5,267	2,207
Total liabilities	325,533	289,863
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	13,611	8,531
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 50,879,949 and 50,719,884 issued and 50,488,010 and 50,583,128 outstanding as of December 31, 2019 and December 31, 2018, respectively	509	507
Treasury stock, at cost, 391,939 and 136,756 shares as of December 31, 2019 and December 31, 2018, respectively	(3,167)	(981)
Additional paid-in capital	290,799	291,299
Retained earnings	235,027	177,526
Total Green Brick Partners, Inc. stockholders’ equity	523,168	468,351
Noncontrolling interests	13,227	17,281
Total equity	536,395	485,632
Total liabilities and equity	$875,539	$784,026

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	Change	%	2019	2018	Change	%
Home closings revenue	$223,270	$169,534	$53,736	31.7%	$752,273	$571,177	$181,096	31.7%
Mechanic’s lien contracts revenue	—	2,456	(2,456)	(100.0)%	7,557	7,716	(159)	(2.1)%
Residential units revenue	$223,270	$171,990	$51,280	29.8%	$759,830	$578,893	$180,937	31.3%
New homes delivered	514	382	132	34.6%	1,719	1,287	432	33.6%
Average sales price of homes delivered	$434.4	$443.8	$(9.4)	(2.1)%	$437.6	$443.8	$(6.2)	(1.4)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	Change	%	2019	2018	Change	%
Lots revenue	$6,852	$10,780	$(3,928)	(36.4)%	$31,820	$35,074	$(3,254)	(9.3)%
Land revenue	—	2,350	(2,350)	(100.0)%	10	9,680	(9,670)	(99.9)%
Land and lots revenue	$6,852	$13,130	$(6,278)	(47.8)%	$31,830	$44,754	$(12,924)	(28.9)%
Lots closed	45	76	(31)	(40.8)%	211	239	(28)	(11.7)%
Average sales price of lots closed	$152.3	$141.8	$10.5	7.4%	$150.8	$146.8	$4.0	2.7%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	Change	%	2019	2018	Change	%
Net new home orders	590	279	311	111.5%	1,923	1,397	526	37.7%
Cancellation rate	10.6%	22.1%	(11.5)%	(52.0)%	12.9%	14.9%	(2.0)%	(13.4)%
Absorption rate per average active selling community per quarter	6.6	3.7	2.9	78.4%	5.6	5.3	0.3	5.7%
Average active selling communities	90	76	14	18.4%	86	66	20	30.3%
Active selling communities at end of period	95	76	19	25.0%
Backlog	$346,828	$264,275	$82,553	31.2%
Backlog (units)	786	582	204	35.1%
Average sales price of backlog	$441.3	$454.1	$(12.8)	(2.8)%

	December 31, 2019	December 31, 2018
Lots owned
Central	4,223	4,447
Southeast	2,196	1,788
Total lots owned	6,419	6,235
Lots controlled
Central	1,410	853
Southeast	1,147	990
Total lots controlled	2,557	1,843
Total lots owned and controlled (1)	8,976	8,078
Percentage of lots owned	71.5%	77.2%

(1)	Total lots excludes lots with homes under construction.

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted pre-tax income for the three and twelve months ended December 31, 2019 and 2018, which represents net income attributable to Green Brick for the period, excluding the provision for income taxes attributable to Green Brick and one-time transaction expenses related to a public secondary offering of the Company’s shares in 2018.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income attributable to Green Brick Partners, Inc.	$15,920	$13,354	$58,656	$51,623
Income tax expense attributable to Green Brick Partners, Inc.	4,959	3,754	19,712	16,984
Transaction expenses	—	—	—	827
Adjusted pre-tax income attributable to Green Brick Partners, Inc.	$20,879	$17,108	$78,368	$69,434

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and twelve months ended December 31, 2019 and 2018 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Residential units revenue	$223,270	$171,990	$759,830	$578,893
Less: Mechanic’s lien contracts revenue	—	(2,456)	(7,557)	(7,716)
Home closings revenue	$223,270	$169,534	$752,273	$571,177
Homebuilding gross margin	$48,249	$40,945	$160,952	$144,013
Add back: Capitalized interest charged to cost of revenues	2,333	1,405	7,886	3,987
Adjusted homebuilding gross margin	$50,582	$42,350	$168,838	$148,000
Adjusted homebuilding gross margin percentage	22.7%	25.0%	22.4%	25.9%

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Centre Living Homes, and Trophy Signature Homes), as well as a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners and financial services platforms, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “predict,” “projection,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and the earnings call include statements regarding the Company’s (i) strategy for growth, the drivers of that growth, and the impact on the Company’s results, and (ii) expectations regarding community count growth and the timing of that growth. These forward-looking statements involve estimates and assumptions which may be affected by risks and uncertainties in the Company’s business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) adverse impacts from general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) a failure to recruit, retain or develop highly skilled and competent employees; (3) unsuccessful integration or management of acquisitions; (4) shortages of labor or raw materials; (5) an inability to acquire land for reasonable prices; (6) an inability to develop or sell communities; (7) government regulation risks; (8) a lack of availability or volatility of mortgage financing; (9) a severe weather event or natural disasters; (10) difficulty in obtaining sufficient capital; (11) poor relations with community residents; and (12) an increase in our debt levels or related service obligations. For a more detailed discussion of these and other risks and uncertainties applicable to the Company please see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755